United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2004

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South
Provo, Utah 84606
(Address of principal executive offices) (Zip Code)

(801) 342-4300
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On April 27, 2004, Nature’s Sunshine Products, Inc. issued a press release announcing a quarterly cash dividend of five cents per share of common stock payable on May 19, 2004 to shareholders of record on May 7, 2004.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	The following exhibit is being filed herewith:

	99.1	Press release issued by Nature’s Sunshine Products, Inc. dated April 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2004

By:

NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Craig D. Huff
Name:	Craig D. Huff
Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Text of press release issued by Nature’s Sunshine Products, Inc. dated April 27, 2004.